 Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND BORROWING BASE REDETERMINATION

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND BORROWING BASE REDETERMINATION (this “Amendment”) dated as of May 19, 2017, among YUMA ENERGY, INC., a Delaware corporation (“Yuma Energy”), YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation, PYRAMID OIL LLC, a California limited liability company, and DAVIS PETROLEUM CORP., a Delaware corporation (“Davis”, and together with Yuma Energy, Yuma Exploration and Production Company, Inc., and Pyramid Oil LLC, the “Borrowers”, and each a “Borrower”), the undersigned Lenders party to the Credit Agreement (the “Lenders”) and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent (the “Administrative Agent”).

RECITALS

A.           The Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of October 26, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.           Yuma Energy, in its capacity as the Borrowing Agent, has notified the Administrative Agent and the Lenders under the Credit Agreement that Davis and Hawkwood Energy East Texas, LLC, as buyer, have entered into a certain Letter Agreement executed on May 19, 2017, pursuant to which Davis will sell all of its Oil and Gas Properties that are located in Brazos County, Texas (the disposition transaction contemplated therein, the “El Halcon Disposition”).

C.           The Borrowing Agent has provided the necessary reserve report information in order for the Administrative Agent and the Lenders to complete the spring 2017 Scheduled Redetermination of the Borrowing Base and, after reviewing such reserve information and taking into account the El Halcon Disposition, the Administrative Agent and the Lenders have recommended a reduction in the Borrowing Base as set forth herein (to which the Borrowers do hereby agree).

D.           The Borrowers have requested certain amendments and modifications to the Credit Agreement and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend or otherwise modify the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Same Terms. All terms used herein that are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.

2.           Amendment to Credit Agreement. Subject to the conditions precedent set forth in Section 6 hereof, the Credit Agreement is amended as follows:

A.           Section 6.1(d) of the Credit Agreement is hereby amended by replacing “$3,000,000” with “$4,000,000”.

B.           Section 6.5(d)(iv) of the Credit Agreement is hereby amended by deleting the “(A)” at the beginning of such subsection and by inserting the word “Party” immediately after the word “ Loan”.

3.           Redetermination of the Borrowing Base.

A.           Effective as of the Amendment Effective Date, the Borrowing Base shall be maintained at $44,000,000, which Borrowing Base shall remain in effect until further reduced in accordance with Section 3(B) below or otherwise redetermined in accordance with the Credit Agreement. Each of the Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3(A) shall constitute the spring 2017 Scheduled Redetermination.

B.           Upon consummation of the El Halcon Disposition, the Borrowing Base shall be automatically reduced by $3,500,000 to $40,500,000 (unless, on or before such date, the requisite Lenders determine to reduce the Borrowing Base by or to a different amount in accordance with the Credit Agreement), which Borrowing Base shall remain in effect until the next redetermination of the Borrowing Base in accordance with the Credit Agreement; provided, however, that each of the Borrowers acknowledges and agrees that the Administrative Agent and the Required Lenders expressly reserve the right to further adjust the Borrowing Base reduction specified in this Section 3(B) in accordance with the Credit Agreement if consummation of the El Halcon Disposition has not occurred within forty-five (45) days of the Amendment Effective Date. Each the Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the reduction of the Borrowing Base pursuant to this Section 3(B) shall not constitute an Interim Redetermination.

4.           Consummation of the El Halcon Disposition. Each of the Borrowers acknowledges and agrees that (1) notwithstanding anything to the contrary provided in Section 6.5(d)(i) of the Credit Agreement, 100% of the consideration received in respect of the El Halcon Disposition shall be cash and (2) notwithstanding anything to the contrary provided in Section 2.10(c) of the Credit Agreement, within one (1) Business Day of the consummation of the El Halcon Disposition, the Borrowing Agent shall make a single lump sum payment in an amount equal to the proceeds received by the Borrowers in connection with El Halcon Disposition.

5.           Scheduled Redetermination of Borrowing Base for Fall 2017. Notwithstanding anything to the contrary in the Credit Agreement (including Section 2.4(b) or Section 5.14 of the Credit Agreement), the parties hereto agree that the Scheduled Redetermination of the Borrowing Base for the fall 2017 shall occur on or about September 15, 2017, and implemented as follows: (a) the Reserve Report otherwise due September 1, 2017, and any other related certificates or Engineering Reports shall be delivered the Administrative Agent on or before August 15, 2017; (b) the Administrative Agent shall deliver notice of the proposed redetermined Borrowing Base with respect to the Scheduled Redetermination for the fall 2017 (that would otherwise be delivered to the Lenders on or before September 15, 2017) on or before September 1, 2017; and (c) the redetermined Borrowing Base (that would otherwise be effective on or about October 1, 2017) shall become effective on or about September 15, 2017. Except for the contemplated advancement of the Scheduled Redetermination of the Borrowing Base for the fall 2017, each of the provisions of the Credit Agreement with respect to any Scheduled Redetermination of the Borrowing Base shall otherwise apply in the same manner as otherwise provided in the Credit Agreement.

6.           Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

A.           First Amendment to Credit Agreement. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders.

B.           Fees and Expenses. The Administrative Agent shall have received from the Borrowing Agent (a) payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents in connection herewith and (b) all fees due and payable under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to the Credit Agreement.

C.           Representations and Warranties; No Defaults. Each Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, each Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Amendment Effective Date and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

7.           Certain Representations. Each Borrower represents and warrants that, as of the Amendment Effective Date: (A) each Borrower has full power and authority to execute this Amendment and the other documents executed in connection herewith and this Amendment and such other documents constitute the legal, valid and binding obligation of each Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (B) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each Borrower thereof. In addition, each Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

8.           No Further Amendments. Except as amended hereby, the Credit Agreement and the Loan Documents shall remain unchanged and all provisions shall remain fully effective between the parties.

9.           Acknowledgments and Agreements. Each Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their respective terms, and each Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Each Borrower, the Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and the Loan Documents and acknowledge and agree that the Credit Agreement, as amended hereby, and the Loan Documents are and remain in full force and effect. Each Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

10.           Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (A) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents or (B) to prejudice any right or rights that the Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

11.           Authorization to Release Liens. Each Lender party hereto hereby authorizes and directs the Administrative Agent to execute and deliver such collateral releases as the Administrative Agent determines with respect to Oil and Gas Properties and other assets of the Borrowers that are the subject of the El Halcon Disposition.

12.           Confirmation of Security. Each Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, that presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Amendment.

13.           Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

14.           Incorporation of Certain Provisions by Reference. The provisions of Section 9.9 of the Credit Agreement captioned “Governing Law; Jurisdiction; Waiver of Venue; Service of Process” are incorporated herein by reference for all purposes.

15.       Entirety, Etc. This Amendment all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWERS

YUMA ENERGY, INC.

By: /s/ James J. Jacobs
Name: James J. Jacobs
Title: Executive Vice President, Chief Financial Officer and Treasurer

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By: /s/ James J. Jacobs
Name: James J. Jacobs
Title: Officer

PYRAMID OIL LLC

By: /s/ James J. Jacobs
Name: James J. Jacobs
Title: Officer

DAVIS PETROLEUM CORP.

By: /s/ James J. Jacobs
Name: James J. Jacobs
Title: Officer

Signature Page to First Amendment and
Borrowing Base Redetermination

ADMINISTRATIVE AGENT
AND LENDER:

SOCIÉTÉ GÉNÉRALE

By: /s/ Max Sonnonstine
Name: Max Sonnonstine
Title: Director

LENDER:

CIT BANK, N.A.

By: /s/ John Feeley
Name: John Feeley
Title: Director

LENDER:

LEGACYTEXAS BANK

By: /s/ David Carter
Name: David Carter
Title: Vice President

Signature Page to First Amendment and
Borrowing Base Redetermination

THE GUARANTORS HEREBY CONSENT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TERMS OF THIS AMENDMENT BY THE BORROWERS.

THE YUMA COMPANIES, INC.

By: /s/ James J. Jacobs
Name:  James J. Jacobs
Title:    Officer

DAVIS PETROLEUM ACQUISITION CORP.

By: /s/ James J. Jacobs
Name:  James J. Jacobs
Title:    Officer

Signature Page to First Amendment and
Borrowing Base Redetermination